EXHIBIT 11
                         OPINION AND CONSENT OF AUDITORS







                          Independent Auditors' Consent


The Board of Trustees and Shareholders
Capital Management Investment Trust

We consent to the use of our report dated December 13, 1996 included in the registration statement on Form N-1A of the Capital Management Mid-Cap Fund (formerly named the Capital Management Equity Fund), a series of the Capital Management Investment Trust, and to the reference to our firm under the heading "Financial Highlights" in the prospectus.


\s\  KPMG Peat Marwick

Richmond, Virginia
March 26, 1997